SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-57904	86-0498599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1711 Von Karman Avenue, Suite 300, Irvine California	92614

(Address of Principal Executive Offices)	(Zip Code)

(949) 622-4333

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed, since last report)

Item 2. Acquisition or Disposal of Assets

On January 28, 2003, Fidelity National Financial, Inc., a Delaware corporation (“Fidelity” or the “Company”) entered into a stock purchase agreement with ALLTEL Corporation, Inc., a Delaware corporation (“ALLTEL”), to acquire from ALLTEL its financial services division, ALLTEL Information Services, Inc. (“AIS”). On April 1, 2003, Fidelity closed the acquisition. AIS is one of the world’s largest providers of information-based technology solutions and processing services to the mortgage and financial services industries.

Fidelity acquired AIS for approximately $1,069.6 million (including the payment for certain working capital adjustments and estimated transaction costs), consisting of $794.6 million in cash and $275.0 million of Fidelity’s common stock. Fidelity funded the cash portion of the purchase price through the issuance of $250.0 million aggregate principal amount of 5.25% notes due March 15, 2013, and $544.6 million in available cash. The stock portion of the purchase price resulted in the issuance of 10,187,902 shares of Fidelity’s common stock to ALLTEL, which is restricted for resale for up to one year.

In connection with the stock purchase agreement and the closing of the acquisition, Fidelity entered into a stockholder’s agreement, a non-competition agreement and certain transition agreements with ALLTEL. The stockholder’s agreement: (1) restricts the sale by ALLTEL of Fidelity’s common stock received in the transaction for up to one year, (2) grants ALLTEL the right to designate one nominee to Fidelity’s Board of Directors, so long as it continues to hold at least 50% of the shares of Fidelity’s common stock received in the transaction, and (3) grants ALLTEL certain registration rights with respect to Fidelity’s common stock it receives in the transaction. The non-competition agreement prohibits, with certain exceptions, ALLTEL and its affiliates from engaging in the business relating to the assets acquired by Fidelity for a period of two years after the transaction.

     This Form 8-K/A amends the previously filed Form 8-K, dated April 1, 2003, by including the financial statements and exhibits set forth under Item 7.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

•	Unaudited Condensed Consolidated Financial Statements of Financial Services Division of ALLTEL Information Services, Inc. as of March 31, 2003 and December 31, 2002 and for the Three Months Ended March 31, 2003 and 2002; and

•	Consolidated Financial Statements of Financial Services Division of ALLTEL Information Services, Inc. as of and for the Years Ended December 31, 2002 and 2001.

(b)	Pro forma financial information.

•	Unaudited Pro Forma Condensed Combined Financial Information of Fidelity National Financial, Inc. as of and for the Three Months Ended March 31, 2003; and

•	Unaudited Pro Forma Condensed Combined Financial Information of Fidelity National Financial, Inc. for the Year Ended December 31, 2002.

(c) Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.

Unaudited Condensed Consolidated Financial Statements
as of March 31, 2003 and December 31, 2002 and
for the three months ended March 31, 2003 and 2002

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(Dollars in thousands)

	March 31,	December 31,
ASSETS	2003	2002

CURRENT ASSETS:
Cash and cash equivalents	$12,734	$11,510
Accounts receivable, net	133,153	125,148
Income taxes receivable	—	2,156
Prepaid expenses and other	24,186	22,815

Total current assets	170,073	161,629

PROPERTY AND EQUIPMENT, net	113,524	115,287
COMPUTER SOFTWARE, net	193,966	190,297
DEFERRED EXPENSES	57,887	47,272
GOODWILL, net	25,790	25,790
OTHER	1,819	1,986

Total assets	$563,059	$542,261

See accompanying notes to unaudited Condensed Consolidated Financial Statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(Dollars in thousands)

	March 31,	December 31,
LIABILITIES AND PARENT COMPANY INVESTMENT	2003	2002

CURRENT LIABILITIES:
Payroll and related liabilities	$1,213	$21,276
Trade accounts payable funded by Parent	6,249	7,109
Current maturities of long-term debt	574	610
Deferred revenue	62,685	55,613
Accrued taxes other than income taxes	333	1,526
Accrued employee benefit plans	—	15,938
Accrued incentive compensation	—	12,574
Other	14,703	19,455

Total current liabilities	85,757	134,101

DEFERRED REVENUE	49,127	42,062
DEFERRED INCOME TAXES	—	42,990
LONG-TERM DEBT	8	120
OTHER	219	11,872

Total liabilities	135,111	231,145

COMMITMENTS AND CONTINGENCIES
Cumulative foreign currency translation adjustment	(4,050)	(3,739)

PARENT COMPANY INVESTMENT	431,998	314,855

Total liabilities and parent company investment	$563,059	$542,261

See accompanying notes to unaudited Condensed Consolidated Financial Statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31
(UNAUDITED)

(Dollars in thousands)

	2003	2002

REVENUES:
Data processing	$167,504	$159,236
Software maintenance	29,441	25,835
Software license fees	6,685	1,487
Other	7,339	6,037

	210,969	192,595

COSTS AND EXPENSES:
Cost of operations (excludes depreciation and amortization of $19,435 and $16,829 included below)	126,452	130,742
Selling, general, and administrative expenses	11,909	12,962
Depreciation and amortization	21,735	19,625
Restructuring charges	2,788	—
Royalty expense to Parent	6,548	5,997

	169,432	169,326

Operating income	41,537	23,269
OTHER INCOME (EXPENSE):
Interest expense	(14)	(28)
Other	6	13

Income before income taxes	41,529	23,254
Income tax expense	17,311	8,871

NET INCOME	$24,218	$14,383

Foreign currency translation adjustment	(311)	(125)

TOTAL COMPREHENSIVE INCOME	$23,907	$14,258

See accompanying notes to unaudited Condensed Consolidated Financial Statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31
(UNAUDITED)

(Dollars in thousands)

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,218	$14,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,481	8,746
Amortization of capitalized software	13,254	10,879
Provision for doubtful accounts	(7)	60
Loss on asset dispositions	49	41
Deferred income taxes	922	2,960
Increase (decrease) in cash, net of effects of acquisitions, attributable to changes in operating assets and liabilities:
Accounts receivable	(7,998)	(3,658)
Prepaid expenses and other	(2,349)	(6,876)
Deferred expenses	(10,615)	(6,790)
Accrued expenses	(20,880)	(15,922)
Income taxes payable	—	16,749
Other long-term liabilities	944	1,414
Trade accounts payable funded by Parent	(861)	(1,020)
Deferred revenue	14,137	14,892

Net cash provided by operating activities	19,295	35,858

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(6,013)	(5,308)
Additions to computer software	(11,039)	(20,534)
Purchases of businesses, net of cash acquired	—	(9,734)
Other, net	72	842

Net cash used in investing activities	(16,980)	(34,734)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in payable to Parent	11,477	9,464
Repayments on long-term debt	(148)	(136)
Dividends paid	(12,109)	(7,191)

Net cash provided by (used in) financing activities	(780)	2,137

Effect of foreign currency translation on cash	(311)	(125)

Net increase in cash and cash equivalents	1,224	3,136
Cash and cash equivalents at beginning of period	11,510	16,063

Cash and cash equivalents at end of period	$12,734	$19,199

Supplemental cash flow information:
Income taxes paid	$1,234	$1,981

Interest paid	$17	$28

See accompanying notes to unaudited Condensed Consolidated Financial Statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(Dollars in thousands)

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization

ALLTEL Information Services, Inc., a wholly-owned subsidiary of ALLTEL Corporation (“ALLTEL” or the “Parent”) consists of two divisions: financial services and telecommunications. No direct equity ownership relationship exists among the operating divisions comprising ALLTEL Information Services, Inc. (“AIS”). The Financial Services Division of ALLTEL Information Services, Inc. (the “Company”) is not a separate stand-alone legal entity. The Company is primarily engaged in providing electronic data processing services and computer software to the financial services and mortgage industries. The principal markets for the Company’s services are located within the United States; however, the Company also provides services in approximately 50 foreign markets. For the three months ended March 31, 2003 and 2002, approximately $16,560 and $18,947, respectively, of the Company’s revenues were earned in foreign countries.

Basis of Presentation

The accompanying condensed consolidated financial statements present the financial position, results of operations and cash flows of the Company, which is a fully integrated business of AIS; consequently, these financial statements have been derived from the consolidated financial statements and accounting records of AIS, a reportable segment of ALLTEL, using the historical results of operations and historical basis of the assets and liabilities of the Company. The financial statements include the amounts of the Company’s wholly-owned subsidiaries, majority owned ventures and certain other accounts. All material intercompany transactions have been eliminated. The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim reporting purposes and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments, consisting of normal recurring items, necessary to fairly present the results of operations, financial position and cash flows for the periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in this Form 8-K/A (Amendment No. 1) as of and for the years ended December 31, 2002 and 2001.

The Company participates in the centralized cash management practices of ALLTEL. Under these practices, cash balances are transferred daily to ALLTEL accounts and the daily cash requirements of the Company are funded by ALLTEL. These short-term, non-interest bearing transfers are reflected in Parent Company Investment in the accompanying consolidated balance sheets. As a result, the Company’s cash, cash equivalents and debt held at the ALLTEL level were not allocated to the Company in the consolidated financial statements. Cash and cash equivalents in the consolidated financial statements represent amounts held by the Company’s foreign operations. The amounts reflected in the accompanying consolidated balance sheets for trade accounts payable funded by Parent were not historically recorded at the Company level. These amounts have been calculated based on the ratio of the Company’s related operating costs and expenses to the total operating costs and expenses of AIS. Additionally, certain liabilities of the company were transferred to ALLTEL on March 31, 2003 in accordance with the stock purchase agreement entered into with Fidelity National Financial, Inc. (see Note 4).

ALLTEL and AIS incur certain operating expenses in areas such as information technology, accounting, legal, tax, and risk and treasury management on behalf of their component operations, including the Company. These costs primarily include salaries and benefits, rent, utilities, corporate aircraft charges and maintenance expenses. These costs have been allocated based on various factors, which are designed to attribute costs to the business segments benefited. An allocation of these costs from ALLTEL and AIS has been included in the accompanying consolidated statements of operations and

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(Dollars in thousands)

comprehensive income and totaled $3,366 and $4,351 during the three months ended March 31, 2003 and 2002, respectively.

The costs of these services charged to the Company and the allocated liabilities assigned to the Company are not necessarily indicative of the costs and liabilities that would have been incurred if the Company had performed these functions as a stand-alone entity. However, management believes that the methods used to make such allocations are reasonable and costs of these services charged to the Company are reasonable representations of the costs that would have been incurred if the Company had performed these functions as a stand-alone company.

2.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” addresses the accounting treatment for an arrangement to provide the delivery or performance of multiple products and/or services where the delivery of a product or system or performance of services may occur at different points in time or over different periods of time. The arrangements are often accompanied by initial installation, initiation, or activation services and involve either a fixed fee or a fixed fee coupled with a continuing payment stream, which may be fixed or variable. The EITF reached conclusions regarding, among other issues, the applicability of the provisions regarding separation of contract elements in EITF Issue 00-21 to contracts where one or more elements fall within the scope of other authoritative literature, such as SOP 81-1. The proposed EITF does not impact the use of SOP 81-1 for contracts that fall within the scope of SOP 81-1, such as for implementation or building of an information technology system or product to client specifications for a client under a long-term contract. Where an implementation or development project is contracted with a client, and the vendor will also provide services or operate the system over a period of time, EITF Issue 00-21 provides the methodology for separating the contract elements and earnings processes. The provisions of EITF Issue 00-21 may be applied on a prospective basis to transactions entered into in periods beginning after June 15, 2003. The Company does not believe that EITF Issue 00-21 will have a material impact on its consolidated financial statements.

3.	RESTRUCTURING CHARGES

During the three months ended March 31, 2003, the Company recorded restructuring charges, which consisted of $2,788 in severance and employee benefit costs related to planned workforce reductions. The following is a summary of activity related to the liabilities associated with the Company’s restructuring charges at March 31:

2003

Balance, beginning of period	$2,759
Restructuring charges	2,788
Transfer to Parent	(908)
Cash outlays	(2,220)

Balance, end of period	$2,419

As of March 31, 2003, the remaining unpaid liability related to the Company’s restructuring activities consisted of lease cancellation costs.

4.	SUBSEQUENT EVENT

On January 28, 2003, ALLTEL entered into a stock purchase agreement with Fidelity National Financial, Inc., a Delaware corporation (“Fidelity”) to acquire the Company from ALLTEL. On April 1, 2003, ALLTEL completed the sale of the Company to Fidelity for approximately $1,063.1 received as $788.1 in cash and $275.0 of Fidelity’s common stock, which is restricted for resale for up to one year.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.

Consolidated Financial Statements
as of and for the years ended December 31, 2002 and 2001
with Report of Independent Accountants

Report of Independent Accountants

To the Shareholder of Financial Services Division of ALLTEL Information Services, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, parent company investment and cash flows present fairly, in all material respects, the financial position of Financial Services Division of ALLTEL Information Services, Inc. (the “Company”) at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company is a fully integrated business of ALLTEL Information Services, Inc., a wholly owned subsidiary of ALLTEL Corporation. Consequently, as indicated in Note 1, these financial statements have been derived from the consolidated financial statements and accounting records of ALLTEL Information Services, Inc. and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on ALLTEL Corporation for administrative, management and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations and comprehensive income, parent company investment and cash flows of the Company had it been a separate stand-alone entity, independent of ALLTEL Information Services, Inc.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of January 1, 2002.

/s/ PricewaterhouseCoopers LLP

Little Rock, AR
January 25, 2003

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31

(Dollars in thousands)

ASSETS	2002	2001

CURRENT ASSETS:
Cash and cash equivalents	$11,510	$16,063
Accounts receivable, net	125,148	140,778
Income taxes receivable	2,156	—
Prepaid expenses and other	22,815	24,468

Total current assets	161,629	181,309

PROPERTY AND EQUIPMENT, net	115,287	118,122
COMPUTER SOFTWARE, net	190,297	187,397
DEFERRED EXPENSES	47,272	11,044
GOODWILL, net	25,790	16,473
OTHER	1,986	3,593

Total assets	$542,261	$517,938

See accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31

(Dollars in thousands)

LIABILITIES AND PARENT COMPANY INVESTMENT	2002	2001

CURRENT LIABILITIES:
Payroll and related liabilities	$21,276	$26,258
Trade accounts payable funded by Parent	7,109	4,829
Current maturities of long-term debt	610	562
Deferred revenue	55,613	45,322
Accrued taxes other than income taxes	1,526	1,773
Income taxes payable	—	703
Accrued employee benefit plans	15,938	16,572
Accrued incentive compensation	12,574	8,760
Other	19,455	22,638

Total current liabilities	134,101	127,417

DEFERRED REVENUE	42,062	14,534
DEFERRED INCOME TAXES	42,990	27,529
LONG-TERM DEBT	120	730
OTHER	11,872	12,232

Total liabilities	231,145	182,442

COMMITMENTS AND CONTINGENCIES (See Notes 7, 13 and 15)
Cumulative foreign currency translation adjustment	(3,739)	(3,396)

PARENT COMPANY INVESTMENT	314,855	338,892

Total liabilities and parent company investment	$542,261	$517,938

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31

(Dollars in thousands)

	2002	2001

REVENUES:
Data processing	$671,032	$694,046
Software maintenance	111,108	99,393
Software license fees	11,124	29,697
Other	27,148	19,679

	820,412	842,815

COSTS AND EXPENSES:
Cost of operations (excludes depreciation and amortization of $68,777 and $68,485 included below)	536,361	570,791
Selling, general, and administrative expenses	53,167	47,353
Depreciation and amortization	79,850	83,552
Restructuring charges	12,295	15,946
Royalty expense to Parent	21,902	22,225

	703,575	739,867

Operating income	116,837	102,948
OTHER INCOME (EXPENSE):
Interest expense	(84)	(139)
Other	98	170

Income before income taxes	116,851	102,979
Income tax expense	44,588	38,906

NET INCOME	$72,263	$64,073

Foreign currency translation adjustment	(343)	(117)

OTHER COMPREHENSIVE INCOME	$71,920	$63,956

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF PARENT COMPANY INVESTMENT
FOR THE YEARS ENDED DECEMBER 31

(Dollars in thousands)

	2002	2001

Parent Company Investment, beginning of year	$338,892	$338,014
Net income	72,263	64,073
Dividends to Parent	(36,132)	(32,037)
Performance stock options	—	(3,556)
Net transfers to Parent	(60,168)	(27,602)

Parent Company Investment, end of year	$314,855	$338,892

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(Dollars in thousands)

	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,263	$64,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,636	41,080
Amortization of capitalized software	46,214	42,472
Provision for doubtful accounts	1,163	1,116
Loss on asset dispositions	121	2,162
Write-off of software assets	8,880	8,853
Performance stock options	—	(2,268)
Deferred income taxes	15,461	18,793
Increase (decrease) in cash, net of effects of acquisitions, attributable to changes in operating assets and liabilities:
Accounts receivable	14,931	37,903
Prepaid expenses and other	1,398	(4,668)
Deferred expenses	(36,228)	(9,641)
Accrued expenses	(5,255)	4,341
Income taxes payable	(2,859)	(3,005)
Other long-term liabilities	(2,860)	(1,947)
Trade accounts payable funded by Parent	2,280	(26,180)
Deferred revenue	37,818	4,624

Net cash provided by operating activities	186,963	177,708

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(23,099)	(37,056)
Additions to computer software	(61,423)	(88,040)
Proceeds from asset sales	629	381
Purchases of businesses, net of cash acquired	(9,734)	(5,753)
Other, net	(684)	3,275

Net cash used in investing activities	(94,311)	(127,193)

CASH FLOWS FROM FINANCING ACTIVITIES
Net decrease in payable to Parent	(60,168)	(27,602)
Repayments on long-term debt	(562)	(689)
Dividends paid	(36,132)	(32,037)

Net cash used in financing activities	(96,862)	(60,328)

Effect of foreign currency translation on cash	(343)	(117)

Net decrease in cash and cash equivalents	(4,553)	(9,930)
Cash and cash equivalents at beginning of year	16,063	25,993

Cash and cash equivalents at end of year	$11,510	$16,063

The accompanying notes are an integral part of these consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization

ALLTEL Information Services, Inc., a wholly-owned subsidiary of ALLTEL Corporation (“ALLTEL” or the “Parent”) consists of two divisions: financial services and telecommunications. No direct equity ownership relationship exists among the operating divisions comprising ALLTEL Information Services, Inc. (“AIS”). The Financial Services Division of ALLTEL Information Services, Inc. (the “Company”) is not a separate stand-alone legal entity. The Company is primarily engaged in providing electronic data processing services and computer software to the financial services and mortgage industries. The principal markets for the Company’s services are located within the United States; however, the Company also provides services in approximately 50 foreign markets. For the years ended December 31, 2002 and 2001, approximately $72,686 and $113,624, respectively, of the Company’s revenues were earned in foreign countries.

Basis of Presentation

The accompanying consolidated financial statements present the financial position, results of operations and cash flows of the Company in contemplation of a potential sale of the business. The Company is a fully integrated business of AIS; consequently, these financial statements have been derived from the consolidated financial statements and accounting records of AIS, a reportable segment of ALLTEL, using the historical results of operations and historical basis of the assets and liabilities of the Company. The financial statements include the amounts of the Company’s wholly-owned subsidiaries, majority owned ventures and certain other accounts. All material intercompany transactions have been eliminated.

The Company participates in the centralized cash management practices of ALLTEL. Under these practices, cash balances are transferred daily to ALLTEL accounts and the daily cash requirements of the Company are funded by ALLTEL. These short-term, non-interest bearing transfers are reflected in Parent Company Investment in the accompanying consolidated balance sheets. As a result, the Company’s cash, cash equivalents and debt held at the ALLTEL level were not allocated to the Company in the consolidated financial statements. Cash and cash equivalents in the consolidated financial statements represent amounts held by the Company’s foreign operations. Additionally, the amounts reflected in the accompanying consolidated balance sheets for trade accounts payable funded by Parent were not historically recorded at the Company level. These amounts have been calculated based on the ratio of the Company’s related operating costs and expenses to the total operating costs and expenses of AIS.

ALLTEL and AIS incur certain operating expenses in areas such as information technology, accounting, legal, tax and risk and treasury management on behalf of their component operations, including the Company. These costs primarily include salaries and benefits, rent, utilities, corporate aircraft charges and maintenance expenses. These costs have been allocated based on various factors, which are designed to attribute costs to the business segments benefited. An allocation of these costs from ALLTEL and AIS has been included in the accompanying consolidated statements of operations and comprehensive income and totaled $15,817 and $16,151 during the years ended December 31, 2002 and 2001, respectively.

The costs of these services charged to the Company and the allocated liabilities assigned to the Company are not necessarily indicative of the costs liabilities that would have been incurred if the Company had performed these functions as a stand-alone entity. However, management believes that the methods used to make such allocations are reasonable and costs of these services charged to the Company are reasonable representations of the costs that would have been incurred if the Company had performed these functions as a stand-alone company.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Effective January 1, 2000, the Company adopted Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” issued by the Securities and Exchange Commission in December 1999. SAB No. 101 provides additional guidance in applying generally accepted accounting principles for revenue recognition. The primary criteria for recognizing revenue under SAB No. 101 is that persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company’s prior method of revenue recognition was not materially different than that prescribed by SAB No. 101.

The Company recognizes software maintenance and license fees in accordance with the American Institute of Certified Public Accountants’ Statement of Position (“SOP”) 97-2, entitled “Software Revenue Recognition” and SOP 98-9, entitled “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.” Initial license fees are recognized when a contract exists, the fee is fixed or determinable, software delivery has occurred and collection of the receivable is deemed probable. Software licensed with post-contract customer support includes rights to upgrades, when and if available, telephone support, updates and bug fixes. SOP 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. The Company determines the fair value of each element in multi-element arrangements based on vendor-specific objective evidence (“VSOE”). VSOE for each element is based on the price charged when the same element is sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. Revenue allocated to maintenance and support is recognized ratably over the term of the agreement. The Company records deferred revenue for maintenance amounts invoiced prior to revenue recognition.

Many of the Company’s contracts include a software license and one or more of the following services: development and implementation, conversion, programming, maintenance, application management and data processing. The Company uses contract accounting, as required by SOP 97-2, when the arrangement with the customer includes significant customization, modification, or production of software. The Company uses multiple element accounting required by SOP 97-2 and accounts for certain elements of the arrangement separately as the services are performed based on the element’s VSOE of fair value (i.e., maintenance and certain other services). For the one or more elements accounted for under SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” the Company uses the percentage-of-completion method since reasonably dependable estimates of revenue and contract hours applicable to various elements of a contract can be made. Changes in estimates for revenues, costs and profits are recognized in the period in which they are determinable. When the Company’s estimates indicate that the entire contract will be performed at a loss, a provision for the entire loss is recorded in that accounting period.

Data processing revenue is recognized as services are performed. Revenue and incremental direct costs related to professional services implementation associated with the Company’s data processing service agreements are deferred during the implementation phase and subsequently recognized over the term of the data processing agreement. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in accounts receivable. Billings in excess of revenue recognized on service contracts are recorded as deferred revenue until revenue recognition criteria are met.

There were no customers whose revenues exceeded ten percent of total revenues.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Costs and Expenses

The Company’s costs and expenses have been summarized on a functional basis in the consolidated statements of operations and comprehensive income. Certain costs have been allocated from general corporate departments to cost of operations and other functional categories based upon the Company’s estimated cost of providing specific services.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less to be cash and cash equivalents.

Marketable securities consist primarily of U.S. Government agency securities and certificates of deposit. Marketable securities classified as held-to-maturity totaled $1,675 and $2,075 at December 31, 2002 and 2001, respectively. Management determines the appropriate classification at the time of purchase in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115 entitled “Accounting for Certain Investments in Debt and Equity Securities.” Securities are classified as held-to-maturity as management has the ability and intent to hold these investments to maturity. Held-to-maturity securities are stated at amortized cost.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company takes into consideration the current financial condition of the customers, the specific details of the customer accounts, the age of the outstanding balance and the current economic environment when assessing the adequacy of the allowance. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method based on estimated useful lives and allowances for salvage, where applicable. Gains or losses resulting from sales or retirements are recorded as incurred, at which time the related costs and accumulated depreciation are removed. Renewals and substantial betterments are capitalized and depreciated as explained above. Maintenance and repairs are expensed as incurred.

The estimated useful lives for computing depreciation of property and equipment are as follows:

Buildings	30-40 Years
Building improvements	3-15 Years
Data processing equipment	1-10 Years
Furniture, fixtures and other	1-15 Years

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Computer Software

Computer software development costs are accounted for in accordance with either SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” or with SOP No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” After the technological feasibility of the software has been established, material software development costs, which include salaries and related payroll costs incurred during development, are capitalized. Purchased software is recorded at cost. Research and development costs incurred prior to the establishment of the technological feasibility of a product are expensed as incurred. The cost of capitalized software is amortized on a product-by-product basis commencing on the date of general release of the products for internally developed software and the date of purchase for purchased software. Amortization is computed on a straight-line basis over its estimated useful life, generally three to five years, or the ratio of current revenues to current and anticipated revenues from the software, whichever provides the greater amortization. Computer software is shown net of accumulated amortization of $361,102 and $318,432 at December 31, 2002 and 2001, respectively. During 2002 and 2001, the Company charged to expense research and development costs totalling approximately $60,330 and $56,752, respectively. These expenses are included in cost of operations on the consolidated statements of operations and comprehensive income.

The net realizable value of capitalized software development costs is periodically evaluated by the Company. This evaluation requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues generated by the software, estimated economic life of the software and changes in software and hardware technologies. Accordingly, it is reasonably possible that estimates of anticipated future revenues generated by the software, the remaining economic life of the software, or both, may be reduced significantly in the near term, materially impacting the carrying value of capitalized software development costs.

Deferred Expenses

Deferred expenses consist primarily of incremental direct up-front costs incurred in conjunction with certain long-term data processing contracts which are recoverable over the term of the contract for which revenue has been deferred in compliance with SAB No. 101. Deferred expenses also include up-front costs for services from certain arrangements accounted for under SOP 97-2 where the Company lacks VSOE of fair value for an undelivered element.

Goodwill

Effective January 1, 2002, the Company adopted SFAS No. 142 “Goodwill and Other Intangible Assets.” This standard changed the accounting for goodwill and other indefinite-lived intangible assets from an amortization method to an impairment-only approach. As of January 1, 2002, the Company ceased amortization of goodwill recorded in conjunction with past business combinations. In accordance with SFAS No. 142, goodwill is to be tested for impairment annually using a consistent measurement date, which for the Company is January 1st of each year. The impairment test for goodwill requires a two-step approach, which is performed at a reporting unit level. Step one of the test identifies potential impairments by comparing the fair value of a reporting unit to its carrying amount. Step two, which is only performed if the fair value of a reporting unit is less than its carrying value, calculates the impairment loss as the difference between the carrying amount of the reporting unit’s goodwill and the implied fair value of that goodwill. During 2002, the Company completed step one of the initial impairment review of goodwill and determined that no write-down in the carrying value of goodwill was required. Fair value of the Company was determined utilizing a combination of the discounted cash flows of the reporting unit and calculated market values of comparable public companies as determined by a third party appraiser. Prior to December 31, 2001, goodwill was amortized on a straight-line basis over its estimated useful life, which ranged from seven to 25 years. Goodwill amortization amounted to $2,356 in 2001. Accumulated amortization amounted to $7,379 at December 31, 2002 and 2001.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

The Company has acquired identifiable intangible assets through its acquisitions of interests in various information services companies. The cost of acquired entities at the date of the acquisition is allocated to identifiable assets and the excess of the total purchase price over the amounts assigned to identifiable assets is recorded as goodwill. The changes in the carrying amount of goodwill were as follows for the years ended December 31:

	2002	2001

Beginning balance	$16,473	$18,253
Acquisitions	9,317	576
Amortization	—	(2,356)

Ending balance	$25,790	$16,473

The after-tax net income effects, assuming the change in accounting to eliminate the amortization of goodwill, were as follows for the years ended December 31:

	2002	2001

Net income	$72,263	$64,073
Goodwill amortization, net of taxes	—	1,466

Net income as adjusted	$72,263	$65,539

See Note 15 for a discussion of the acquisitions completed during 2002 that resulted in the recognition of goodwill.

Income Taxes

Income taxes are accounted for under the asset and liability method pursuant to SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the year in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Stock-Based Compensation

The Company accounts for stock-based employee compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” and its various interpretations, including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, “Accounting for Certain Transactions Involving Stock-Based Compensation, an Interpretation of APB No. 25.” For fixed options granted under the Parent’s plans, the exercise price of the option equals the market value of ALLTEL’s common stock on the date of grant. Accordingly, no compensation cost has been recognized by the Company in the accompanying consolidated statements of operations and comprehensive income for any of the fixed options granted. Compensation cost for performance-based options is recognized as expense over the expected vesting period and is adjusted for changes in the market value of ALLTEL’s common stock. Compensation credit for the performance-based options amounted to $0 and $2,268 for the years ended December 31, 2002 and 2001, respectively.

Had compensation costs for the fixed options granted been determined on the basis of fair value of the awards at the date of grant, consistent with the methodology prescribed by SFAS No. 123 entitled “Accounting for Stock-Based Compensation,” the Company’s net income would have been reduced to the following pro forma amounts for the years

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

ended December 31:

	2002	2001

Net income, as reported	$72,263	$64,073
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(7,520)	(7,111)

Pro forma net income	$64,743	$56,962

The pro forma amounts may not be representative of the future effects on reported net income that will result from the future granting of stock options, since the pro forma compensation expense is allocated over the periods in which options become exercisable, and new options may be granted each year.

Parent Company Investment

The Company has obtained financing for its day-to-day operations from the Parent. Parent Company Investment includes the Parent’s equity investment in the Company and net amounts due to the Parent. Neither intercompany interest expense on the Parent Company Investment nor interest expense associated with the Parent’s general corporate debt has been included in the consolidated financial statements.

Use of Estimates

The preparation of financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. However, actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

Recoverability of Long-Lived Assets

The Company periodically evaluates whether events and circumstances have occurred which may indicate that the carrying amounts of its long-lived assets, specifically capitalized computer software, and deferred expenses may warrant revision or may not be recoverable. The Company uses an estimate of the future undiscounted net cash flows of the related assets over the remaining life of the asset in measuring whether the asset is recoverable. As of December 31, 2002 and 2001, the carrying amounts of the Company’s long-lived assets were considered to be fully recoverable.

Supplemental Cash Flow Disclosures

The following supplemental disclosures are required by SFAS No. 95, “Statement of Cash Flows.”

	2002	2001

Net cash paid for income taxes	$31,821	$21,500
Cash paid for interest	$84	$139

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Foreign Currency Translation

The functional currency for several of the Company’s foreign subsidiaries is the applicable local currency. The Company also has foreign subsidiaries where the functional currency is the U.S. dollar. The translation from the foreign currency to U.S. dollars is performed for balance sheet accounts using the current exchange rate in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Foreign currency transaction gains and losses are recognized in income as incurred.

The Company accounts for unrealized gains or losses on its foreign currency translation adjustments in accordance with SFAS No. 130, “Reporting Comprehensive Income,” which requires the adjustment be accumulated as part of other comprehensive income.

A summary of the foreign currency translation adjustment recorded in 2002 and 2001 is as follows:

Amount

Balance at December 31, 2000	$(3,279)
Foreign currency translation adjustment	(117)

Balance at December 31, 2001	$(3,396)
Foreign currency translation adjustment	(343)

Balance at December 31, 2002	$(3,739)

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense totaled $1,451 in 2002 and $2,314 in 2001.

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations.” SFAS No. 143 applies to fiscal years beginning after June 15, 2002, and addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development or normal use of the assets and requires that a liability for an asset retirement obligation be recognized when incurred, recorded at fair value and classified as a liability in the balance sheet. The Company does not expect that this standard will have a material effect on its consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Costs typically associated with exit or disposal activities include employee termination costs, contract cancellation provisions and relocation costs. SFAS No. 146 nullifies Emerging Issues Task Force (“EITF”) Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The Company does not believe that SFAS No. 146 will have a material impact on its consolidated financial statements.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

In December 2002, the FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment of FASB Statement No. 123.” SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation prescribed by SFAS No. 123. SFAS No. 148 also amends the disclosure requirements of SFAS No. 123 to require disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As the Company continues to account for stock-based employee compensation using the intrinsic value method under APB No. 25, the Company, as required, has only adopted the revised disclosure requirements of SFAS No. 148 as of December 31, 2002. (See “Stock-Based Compensation” section of Note 2.)

EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” addresses the accounting treatment for an arrangement to provide the delivery or performance of multiple products and/or services where the delivery of a product or system or performance of services may occur at different points in time or over different periods of time. The arrangements are often accompanied by initial installation, initiation, or activation services and involve either a fixed fee or a fixed fee coupled with a continuing payment stream, which may be fixed or variable. The EITF reached conclusions regarding, among other issues, the applicability of the provisions regarding separation of contract elements in EITF Issue 00-21 to contracts where one or more elements fall within the scope of other authoritative literature, such as SOP 81-1. The proposed EITF does not impact the use of SOP 81-1 for contracts that fall within the scope of SOP 81-1, such as for implementation or building of an information technology system or product to client specifications for a client under a long-term contract. Where an implementation or development project is contracted with a client, and the vendor will also provide services or operate the system over a period of time, EITF Issue 00-21 provides the methodology for separating the contract elements and earnings processes. The provisions of EITF Issue 00-21 are applicable on a prospective basis to transactions entered into in fiscal years beginning after June 15, 2003. The Company does not believe that EITF Issue 00-21 will have a material impact on its consolidated financial statements.

3.	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, short-term investments, trade accounts payable funded by Parent, accrued liabilities and debt. The current carrying amount of these instruments approximates the market value due to the relatively short period of time to maturity for these instruments.

4.	ACCOUNTS RECEIVABLE

Accounts receivable were comprised of the following at December 31:

	2002	2001

Billed amounts	$86,776	$102,373
Unbilled amounts	33,269	28,476
Costs and estimated earnings in excess of billings on contracts accounted for under the percentage-of-completion method	8,613	12,424

	128,658	143,273
Less allowance for doubtful accounts	(3,510)	(2,495)

	$125,148	$140,778

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

5.	PROPERTY AND EQUIPMENT:

Property and equipment were comprised of the following at December 31:

	2002	2001

Land	$9,632	$9,632
Buildings and improvements	101,296	92,678
Data processing equipment	181,634	194,659
Furniture, fixtures and other	52,683	53,946

	345,245	350,915
Less accumulated depreciation and amortization	(229,958)	(232,793)

	$115,287	$118,122

Depreciation expense was $33,065 and $38,249 for the years ended December 31, 2002 and 2001, respectively.

6.	LONG-TERM DEBT

Debt included the following at December 31:

	2002	2001

Commercial capital leases	$730	$1,292
Less current portion	(610)	(562)

	$120	$730

The capital leases relate to various types of property, plant, and equipment and are classified as data processing equipment, furniture and fixtures, and other.

As of December 31, 2002, principal maturities of debt for each of the next five years and thereafter were as follows:

Year ending
December 31:	Amount

2003	$610
2004	120

$730

7.	LEASE OBLIGATIONS

The Company is a party to a number of operating lease agreements related to certain office space and data processing equipment. The future minimum obligations related to these leases which had an original term in excess of one year were as follows as of December 31, 2002:

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Year ending
December 31:	Amount

2003	$7,937
2004	6,259
2005	4,116
2006	4,088
2007	3,335
Thereafter	2,342

$28,077

Rent expense for the years ended December 31, 2002 and 2001 was $10,601 and $11,470, respectively. These expenses are included in cost of operations on the consolidated statements of operations and comprehensive income.

8.	RESTRUCTURING CHARGES

A summary of the restructuring charges recorded in 2002 and 2001 is as follows:

	2002	2001

Severance and employee benefit costs	$1,389	$5,595
Lease and contract termination costs	2,026	1,498
Write-down of software development costs	8,880	8,853

Total restructuring charges	$12,295	$15,946

Number of employees terminated	83	151
Number of lease sites terminated	2	1

During 2002, a customer in the United Kingdom terminated its contract with AIS and certain previously capitalized software development costs totaling $8,880 were written off because they had no alternative future use or functionality. The Company also recorded lease termination and contract costs of $2,026 related to the closing of two operating locations. The lease termination costs reflected the estimated minimum contractual commitments over the ensuing one to two years to terminate leases associated with these locations. The Company also recorded severance and employee benefit costs in the amount of $1,389 related to a planned workforce reduction. The restructuring plan provided for the elimination of 83 employees primarily in the Company’s customer operations and product development organizations. As of December 31, 2002, the Company had paid $1,250 in severance and all of the employee reductions had been completed.

During 2001, the Company recorded restructuring charges which consisted of $5,595 in severance and employee benefit costs related to planned workforce reductions, $1,498 in lease termination costs associated with the closing of one operating location and a $8,853 write-down in the carrying value of certain software development costs. The lease termination costs reflected the estimated minimum contractual commitments over the ensuing one to three years to terminate the lease associated with this location. The write-down in the carrying value of certain software development costs resulted from the Company’s formation of a venture with a third party as more fully discussed in Note 15. Prior to forming the venture, the Company had been developing its own real-time processing software. Following the signing of the venture agreement, the Company ceased further development of its software product and wrote off the portion of the capitalized software development costs that had no alternative future use or functionality. The restructuring plan provided for the elimination of 151 employees primarily in the Company’s operations and product development organizations. As

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

of December 31, 2002 the Company had paid all of the severance and employee benefit costs and all of the employee reductions had been completed.

The following is a summary of activity related to the liabilities associated with the Company’s restructuring charges at December 31:

	2002	2001

Balance, beginning of year	$3,134	$2,535
Restructuring charges	12,295	15,946
Non-cash write-down of assets	(8,880)	(8,853)
Cash outlays	(3,790)	(6,494)

Balance, end of year	$2,759	$3,134

As of December 31, 2002, the remaining unpaid liability related to the Company’s restructuring activities consisted of lease cancellation and contract termination costs of $2,620 and severance and employee-related expenses of $139 and is included in other current liabilities in the accompanying consolidated balance sheets. The restructuring charges decreased net income $7,603 and $9,922 for the years ended December 31, 2002 and 2001, respectively.

9.	INCOME TAXES

The Company operates as a division of AIS, a wholly-owned subsidiary of ALLTEL. Therefore, the Company’s operations are included in the consolidated federal income tax return filed by ALLTEL. As a result, income tax expense and related balances shown in the accompanying consolidated financial statements have been calculated based upon management’s estimate of what the Company may have incurred had it been a separate entity.

The provision for income taxes was comprised of the following for the years ended December 31:

	2002	2001

Current:
Federal	$16,422	$8,833
State	5,928	3,982
Foreign	6,777	7,298

	29,127	20,113

Deferred:
Federal	12,795	15,680
State	2,666	3,113

	15,461	18,793

	$44,588	$38,906

The difference between taxes on income computed at the statutory federal income tax rate and the provision for income taxes was as follows for the years ended December 31:

	2002	2001

Taxes on income at a statutory rate of 35.0%	$40,898	$36,042
State income taxes, net of federal tax effect	5,212	4,611
Other permanent items	455	1,150
Foreign taxes	(861)	(1,063)
R&D tax credits	(1,116)	(1,834)

Provision for income taxes (effective rate of 38.16% and 37.78%, respectively)	$44,588	$38,906

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Total deferred tax assets as of December 31, 2002 and 2001 were $36,895 and $33,525, respectively. Total deferred tax liabilities as of December 31, 2002 and 2001 were $79,885 and $61,054, respectively.

The significant components of the net deferred income tax liability were as follows at December 31:

	2002	2001

Property, plant and equipment	$(1,624)	$(6,811)
Capitalized computer software development costs	50,380	51,002
Deferred revenue	(23,750)	(11,239)
Deferred charges	18,973	2,182
Other, net	(989)	(7,605)

Total	$42,990	$27,529

10.	EMPLOYEE BENEFIT PLANS

The Company’s Parent has a non-contributory defined contribution plan in the form of profit-sharing arrangements for eligible employees, except bargaining unit employees. The amount of profit-sharing contributions to the plan is determined annually by ALLTEL’s Board of Directors. Profit-sharing expense amounted to $7,905 in 2002 and $7,541 in 2001. These expenses are included in cost of operations on the consolidated statements of operations and comprehensive income.

The Company’s Parent sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees, except bargaining unit employees. Employees may elect to contribute to the plans a portion of their eligible pre-tax compensation up to certain limits as specified by the plans. The Company also makes annual contributions to the plans. Expense recorded by the Company related to these plans amounted to $8,026 in 2002 and $7,727 in 2001. These expenses are included in cost of operations on the consolidated statements of operations and comprehensive income.

The Company’s employees are currently participants in the Parent’s Health and Welfare benefit plan. Certain members of the Company’s management also participate in the Parent’s Senior Executive Retirement Plan. The Parent does not anticipate transferring any of the assets and liabilities associated with these plans to a buyer of the Company. Therefore, the Company’s allocated share of the Parent plans’ assets and liabilities have not been included in the Company’s consolidated financial statements. Expense recorded by the Company related to these plans amounted to $23,184 in 2002 and $22,312 in 2001. These expenses are included in cost of operations on the consolidated statements of operations and comprehensive income.

11.	STOCK-BASED COMPENSATION PLANS

Under the Parent’s stock-based compensation plans, the Company’s Parent may grant fixed and performance-based incentive and non-qualified ALLTEL stock options to officers and other key employees of the Company. The maximum number of shares of ALLTEL’s common stock that may be issued to officers and other key employees under all stock option plans in effect at December 31, 2002 was 34.6 million shares. Fixed options granted under the ALLTEL stock option plans generally become exercisable in one to five years from the date of the grant. Certain fixed options granted in 1997 became exercisable in equal increments over a six-year period beginning three years from the date of the grant. Performance-based options were granted in 1997, and such options became exercisable one year from the date in which certain performance goals related to operating income growth and return on invested capital were achieved for the four most recent consecutive calendar quarters.

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Four separate levels of performance goal targets have been established, each specifying different minimum growth and return rates. Depending upon which of the four performance goal target levels is attained, 25%, 50%, 75% or 100% of the option award will vest and become exercisable.

For all plans, the exercise price of the option equals the market value of ALLTEL’s common stock on the date of grant. For fixed stock options, the maximum term for each option granted is 10 years. There were no performance-based options that remained unvested as of December 31, 2001.

The following is a summary of stock options outstanding, granted, exercised, transferred, forfeited and expired pursuant to ALLTEL’s stock-based compensation plans relating to the Company’s employees:

			Weighted Average
	Shares		Price Per Share

	2002	2001	2002	2001

Outstanding at beginning of period	4,064,540	3,797,094	$55.44	$54.30
Granted	525,750	832,600	53.69	56.41
Exercised	(79,299)	(214,529)	36.82	42.98
Transferred	7,011	3,800	68.25	71.78
Forfeited	(177,480)	(354,425)	62.30	53.19

Outstanding at end of period	4,340,522	4,064,540	$55.31	$55.44

Exercisable at end of period	1,819,612	1,227,931	$50.80	$48.18
Non-vested at end of period	2,520,910	2,836,609
Weighted average fair value of stock options granted during the year	$13.99	$15.24

The following is a summary of stock options outstanding as of December 31, 2002:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Range of	Number of	Contractual	Price Per	Number of	Price Per
Exercise Prices	Options	Life	Share	Options	Share

$26.50-$32.35	264,793	2.9 Years	$30.67	264,793	$30.67
$34.50-$44.75	803,979	4.9 Years	38.32	601,479	38.31
$52.75-$68.25	3,239,250	7.6 Years	61.37	933,840	64.12
$71.00-$73.25	32,500	6.4 Years	72.04	19,500	72.04

	4,340,522	6.8 Years	$55.31	1,819,612	$50.80

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

The fair value of each option was estimated on the grant date using the Black-Scholes option-pricing model and the following weighted average assumptions:

	2002	2001

Expected life	5.0 years	5.0 years
Expected volatility	29.7%	29.3%
Dividend yield	2.5%	2.4%
Risk-free interest rate	4.6%	4.9%

12.	RELATED PARTY TRANSACTIONS

During 1999, the Company entered into a marketing agreement with ALLTEL whereby the Company is charged a royalty fee for the use of the ALLTEL brand.

Management believes that transactions with related parties were conducted on terms and conditions no less favorable to the Company than would be obtained from unrelated sources.

13.	COMMITMENTS AND CONTINGENCIES

Certain employees of the Company are eligible to receive a bonus payment from the Company if they continue to perform responsibilities with the Company or ALLTEL and assist the Company or ALLTEL with any aspect of the sale of the Company and the sale is completed prior to January 1, 2004 or in some cases January 1, 2006. The ALLTEL Board of Directors has approved a potential commitment of up to $13,285. As of December 31, 2002, the commitment to individual employees totals $8,285.

The Company is a party to certain lawsuits, customer claims and former employee claims which have arisen in the ordinary course of business. Management of the Company is of the opinion, based in part on consultation with legal counsel, that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations and cash flows.

14.	CONTRACT TERMINATIONS

During 2002 and 2001, certain of the Company’s data processing and software license and maintenance contracts were terminated prior to their expiration dates, primarily as the result of customers being acquired by entities not currently using the Company’s services. Those contracts generally contain early termination fee provisions and such fees, as well as the associated costs, are recognized by the Company as of the termination notice date. The Company recognized termination fees of approximately $20,984 and $3,212 and costs related to these terminations of approximately $9,347 and $0 for the years ended December 31, 2002 and 2001, respectively. These termination fees and related costs are reflected in data processing revenues and cost of operations, respectively, in the accompanying consolidated statements of operations and comprehensive income.

15.	BUSINESS COMBINATIONS

In the first quarter of 2002, the Company acquired the DASH network from Euronet Worldwide Inc. for $9,734 in cash. The acquisition was accounted for under the purchase method. The operating results of the acquired company have been included since the effective date of the acquisition. The cost of the acquisition has been allocated on the basis of estimated fair values of the assets acquired and in accordance with SFAS No. 141, “Business Combinations.” The tangible assets

FINANCIAL SERVICES DIVISION OF ALLTEL INFORMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

have been recorded at fair value as of the acquisition dates. The remaining acquisition costs were recorded as goodwill.

During 2001, the Company completed two acquisitions for an aggregate of $6,260 in cash. The acquisitions were accounted for under the purchase method. The operating results of the acquired companies have been included since the effective dates of the acquisition. The costs of the acquisitions have been allocated on the basis of estimated fair values of the assets acquired and in accordance with SFAS No. 141. The tangible assets have been recorded at historical, depreciated cost, which approximated fair value as of the acquisition dates. The remaining acquisition costs were recorded as goodwill and were partially amortized in 2001.

During 2001, the Company entered into a venture with a third party to form the entity, ALLTEL Corebanking Solutions, LLC (“LLC”), to develop and market a software product (“Corebank”) primarily in Europe. Upon formation, the Company contributed $1 to the LLC, while the other party contributed software.

In accordance with the formation of the LLC, the Company committed to pay all funding requests that were necessary to complete certain releases of Corebank through September 30, 2002 for a development only cost, at budget, of $35,000 (the “minimum development obligation”). During 2002 and 2001, the total development costs were approximately $10,300 and $20,000, respectively. The LLC was structured such that the Company had the right to discontinue further funding of the LLC if the development of Corebank could not be completed within the established expenditure guidelines or if the third party partner failed to generate a minimum amount of license fee revenue for the LLC. As of December 31, 2002, the Company has met its minimum development obligation without exercising its right to discontinue funding the LLC.

Because the initial minimum development obligations have been met, both partners currently have the option, but not the obligation, to continue to fund the LLC. Should neither partner desire to continue funding the LLC, the LLC becomes dormant (as defined in one or more of the LLC formation agreements). If the LLC is dormant for one year, either party can unilaterally dissolve the LLC. The Company has continued to fund all of the LLC’s obligations since meeting its minimum development obligation.

The Company maintains a 51% ownership interest in the LLC, and the other party maintains a 49% interest. Because the Company has funded all of the losses since formation of the LLC, whereas the other party has incurred no financial risk, the Company consolidated 100% of the LLC’s operations for 2002 and 2001 and reflected no minority interest in the consolidated financial statements.

Additionally, beginning January 1, 2003, the third party partner has the right (the “Put Right”) to require the Company or the LLC to purchase all of their interest in the LLC at a purchase price equal to a multiple of applicable recurring revenue for a trailing twelve-month period plus $5,000. Beginning January 1, 2004, the Company has the right (the “Call Right”), if the third party partner has not exercised its Put Right, to require the third party partner to sell all of its interest in the LLC to the Company or the LLC at a purchase price equal to a multiple of applicable recurring revenue for a trailing twelve-month period plus $5,000. The Company determined that the value of both the Put Right and Call Right at formation of the LLC and at December 31, 2002 and 2001, respectively, was immaterial. Accordingly, no value has been assigned to the Put Right or the Call Right in the consolidated financial statements.

FIDELITY NATIONAL FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Dollars in thousands)

We are providing the following unaudited pro forma condensed combined financial information of Fidelity National Financial, Inc. (“Fidelity”) and the Financial Services Division of ALLTEL Information Services, Inc. (“AIS”) to demonstrate what the results of operations and financial position of Fidelity might have been had the merger been completed at an earlier date. The Unaudited Pro Forma Condensed Combined Statements of Earnings for the three months ended March 31, 2003 and for the year ended December 31, 2002 give effect to the acquisition as if it had been completed on January 1, 2002. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2003 give effect to the acquisition as if it had been completed on that date.

The acquisition of AIS was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired. The allocation of the purchase price is based on studies and valuations that are currently being finalized. There might be further adjustments to the purchase price allocation upon finalization of these studies and valuations. Based on the preliminary information currently available, the acquisition created approximately $426.9 million in goodwill.

We have prepared the unaudited pro forma condensed combined financial information based on available information, using assumptions that our management believes are reasonable. Certain adjustments have been made to the historical results of operations of AIS in the preparation of these financial statements that were not included in the consolidated results of operations of ALLTEL Corporation. The unaudited pro forma condensed combined financial information is being provided for information purposes only. It does not purport to represent our actual financial position or results of operations had the acquisition occurred on the dates specified nor does it project our results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial information does not reflect any adjustments for non-recurring items or operating strategies arising as a result of the acquisition. See “Notes to Unaudited Pro Forma Condensed Combined Financial Information”. In addition, pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in our financial statements published after the completion of the acquisition could vary from the adjustments included in the unaudited pro forma condensed combined financial information included in this Form 8-K/A.

The unaudited pro forma condensed combined financial information should be read in conjunction with AIS’s audited and unaudited historical consolidated financial statements and related notes, included in Item 7 (a) of this Form 8-K/A, and Fidelity’s audited and unaudited historical financial statements and related notes included in Fidelity’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the period ended March 31, 2003.

FIDELITY NATIONAL FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2003

	FNF	AIS		Pro Forma
	Historical	Historical	Combined	Adjustments			Pro Forma

	(In thousands)
Assets
Investments:
Fixed maturities available for sale at fair value at March 31, 2003 include $261,865 of pledged fixed maturity securities related to secured trust deposits	$1,554,439	$—	$1,554,439	$			$1,554,439
Equity securities, at fair value	99,581		99,581				99,581
Other long-term investments	16,217		16,217				16,217
Settlement of investments	(12,916)		(12,916)				(12,916)
Short-term investments, at March 31, 2003 include $204,802 of pledged cash related to secured trust deposits	1,154,999		1,154,999	(794,621)		(1)	360,378

Total investments	2,812,320	—	2,812,320	(794,621)			2,017,699
Cash and cash equivalents, at March 31, 2003 include $322,924 of pledged cash related to secured trust deposits	535,727	12,734	548,461				548,461
Leases and residual interests in securitizations	102,220		102,220				102,220
Trade receivables, net	256,117	133,153	389,270	(7,483)	(2),	(3)	381,787
Notes receivable, net (related party - $1,748 in 2003)	11,515		11,515				11,515
Goodwill	1,216,374	25,790	1,242,164	401,146	(2),	(3)	1,643,310
Prepaid expenses and other assets	225,699	83,892	309,591	(57,887)	(2),	(4)	251,704
Title plants	281,831		281,831				281,831
Property and equipment, net	192,721	113,524	306,245	(6,916)	(2),	(3)	299,329
Other intangible assets	155,395	193,966	349,361	279,147	(2),	(3)	628,508
Deferred tax asset	74,627		74,627				74,627

	$5,864,546	$563,059	$6,427,605	$(186,614)			$6,240,991

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$696,639	$135,103	$831,742	$(33,666)	(2),	(4)	$798,076
Notes payable	717,228	8	717,236				717,236
Reserve for claim losses	902,753		902,753				902,753
Secured trust deposits	781,003		781,003				781,003
Income taxes payable	111,290		111,290				111,290

	3,208,913	135,111	3,344,024	(33,666)			3,310,358
Minority interests and preferred stock of subsidiary	137,421		137,421				137,421
Stockholders’ equity	2,518,212	427,948	2,946,160	(152,948)	(2),	(5)	2,793,212

	$5,864,546	$563,059	$6,427,605	$(186,614)			$6,240,991

See accompanying notes to pro forma financial information.

FIDELITY NATIONAL FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

	FNF	AIS		Pro Forma
	Historical	Historical	Combined	Adjustments				Pro Forma

	(In thousands, except per share data)
Revenue	$1,436,876	$210,975	$1,647,851	$				$1,647,851
Expenses
Personnel costs	441,339	—	441,339	6,000	(2	),	(4)	447,339
Other operating expenses	315,609	21,735	337,344	9,118			(6)	346,462
Agent commissions	387,213	—	387,213					387,213
Provision for claim losses	48,384	—	48,384					48,384
Cost of operations	—	126,452	126,452					126,452
Selling, general and administrative expenses	—	11,909	11,909					11,909
Restructuring charges	—	2,788	2,788					2,788
Royalty expense to parent	—	6,548	6,548	(6,548)			(7)	—
Interest expense	8,060	14	8,074	3,281			(8)	11,355

	1,200,605	169,446	1,370,051	11,851				1,381,902

Earnings before income taxes and minority interest	236,271	41,529	277,800	(11,851)				265,949
Income tax expense	87,420	17,311	104,731	(4,677)			(9)	100,054

Earnings before minority interest	148,851	24,218	173,069	(7,174)				165,895
Minority interest	5,272	—	5,272	—				5,272

Net earnings	$143,579	$24,218	$167,797	$(7,174)				$160,623

Basic earnings	$1.19							$1.23

Weighted average shares outstanding, basic basis	120,392			10,188			(10)	130,580

Diluted net earnings per share	$1.16							$1.20

Weighted average shares outstanding, diluted basis	124,208			10,188			(10)	134,396

See accompanying notes to pro forma financial information.

FIDELITY NATIONAL FINANCIAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2002

	FNF	AIS		Pro Forma
	Historical	Historical	Combined	Adjustments		Pro Forma

	(In thousands, except per share data)
Revenue	$5,082,640	$820,510	$5,903,150	$		$5,903,150
Expenses
Personnel costs	1,476,430	—	1,476,430			1,476,430
Other operating expenses	1,021,893	79,850	1,101,743	43,093	(6)	1,144,836
Agent commissions	1,521,573	—	1,521,573			1,521,573
Provision for claim losses	177,391	—	177,391			177,391
Cost of operations	—	536,361	536,361			536,361
Selling, general and administrative expenses	—	53,167	53,167			53,167
Restructuring charges	—	12,295	12,295			12,295
Royalty expense to parent	—	21,902	21,902	(21,902)	(7)	—
Interest expense	34,053	84	34,137	13,125	(8)	47,262

	4,231,340	703,659	4,934,999	34,316		4,969,315

Earnings before income taxes and minority interest	851,300	116,851	968,151	(34,316)		933,835
Income tax expense	306,468	44,588	351,056	(13,541)	(9)	337,515

Earnings before minority interest	544,832	72,263	617,095	(20,775)		596,320
Minority interest	13,115	—	13,115	—		13,115

Net earnings	$531,717	$72,263	$603,980	$(20,775)		$583,205

Basic net earnings per share	$4.46					$4.51

Weighted average shares outstanding, basic basis	119,214			10,188	(10)	129,402

Diluted net earnings per share	$4.30					$4.36

Weighted average shares outstanding, diluted basis	123,519			10,188	(10)	133,707

See accompanying notes to pro forma financial information.

FIDELITY NATIONAL FINANCIAL, INC.
NOTES TO UNAUDITED PRO FORM CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands, except per share and per share amounts)

1.	To reflect cash consideration and transaction costs paid to effect the acquisition in the amount of $794,621.

2.	To reflect the allocation of the purchase price to the estimated fair value of the assets and liabilities acquired. The purchase price includes actual and estimated transaction costs. The allocation of the purchase price is based on studies and valuations that are currently being finalized. There might be further adjustments to the purchase price allocation upon finalization of these studies and valuations. However, we do not believe that finalization of the purchase price allocation will have a material impact on our pro forma results of operations and financial position. The purchase price and purchase price allocation are summarized as follows:

Purchase price paid as:
Cash paid		$788,121
Common stock issued		275,000
Transaction costs		6,500

Total purchase price consideration		$1,069,621
Allocated to:
Historical net book value of AIS at March 31, 2003	$427,948
Adjustments to reflect assets at fair value:
Goodwill (existing)	(25,790)
Property and equipment	(6,916)
Trade receivables, net	(7,483)
Internally developed software	(68,853)
Customer relationships	348,000
Deferred expenses	(57,887)
Deferred revenues (current and long-term)	53,660
Other liabilities	(13,994)
Accrued incentive compensation	(6,000)

Total allocation		642,685

Goodwill, including assembled workforce		$426,936

3.	To reflect the adjustments to fair value in trade receivables, property and equipment, software, customer relationships and goodwill based on preliminary valuation studies performed (see note 2 above) during the second quarter of 2003.

4.	To reflect the elimination of AIS’ deferred expenses and portions of deferred revenues for which no remaining contractual obligation exists; to record additional incentive compensation accruals earned during the first quarter of 2003; and to record other liabilities primarily associated with Fidelity’s decision to close certain facilities and terminate employees due to duplicative functions and to establish liabilities for products that AIS will not support in the future (see note 2 above).

5.	To reflect the elimination of the stockholders’equity accounts of AIS of $427,948 and the issuance of Fidelity common stock. To effect the acquisition, Fidelity issued 10,187,902 shares of Fidelity common stock with a value of approximately $275,000 based upon the average closing price of $26.99 per share over a 10-day period beginning on March 14, 2003 and ending on March 27, 2003 in accordance with the stock purchase agreement.

6.	To reflect the net increase in depreciation and amortization expense due to (a) an increase in amortization of

FIDELITY NATIONAL FINANCIAL, INC.
NOTES TO UNAUDITED PRO FORM CONDENSED COMBINED FINANCIAL INFORMATION
(Amounts in thousands, except per share and per share amounts)

acquired customer relationship intangibles using an accelerated method which takes into consideration expected customer attrition rates over a 10-year period ($57,750 and $14,438 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively) and (b) a decrease in amortization expense resulting from a write down in internally developed software to reflect fair value ($14,657 and $5,320 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively). The acquired software is amortized over a seven-year period using an accelerated method that contemplates the periods of expected economic benefit and future enhancements to the underlying software.

7.	To reflect the elimination of AIS’ royalty expense to parent.

8.	To reflect the interest expense for the year ended December 31, 2002 and for the three months ended March 31, 2003 of $13,125 and $3,281, respectively, associated with the issuance of $250,000 aggregate principal amount of 5.25% notes due March 15, 2013. The notes were used to fund a portion of the cash purchase price of AIS.

9.	To tax effect the pro forma adjustments at the estimated tax rate of 39.5% for the year ended December 31, 2002 and for the three months ended March 31, 2003.

10.	To reflect the issuance of 10,187,902 shares of Fidelity common stock to effect the acquisition as if these shares were outstanding at the beginning of the periods presented.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.

Dated: June 13, 2003	By:	/s/ Alan L. Stinson

Alan L. Stinson,
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers LLP